Exhibit 99.3

XL Capital Ltd
XL House
One Bermudiana Road
P.O. Box HM 2245
Hamilton HM JX
Bermuda

Phone: (441) 292-8515
Fax: (441) 292-5280

Contact:	David Radulski	Carol A. Parker Trott
	Investor Relations	Media Relations
	(441) 294-7460	(441) 294-7290

XL CAPITAL LTD ANNOUNCES PLANS TO

OFFER ORDINARY SHARES AND EQUITY SECURITY UNITS

     HAMILTON, BERMUDA, July 28, 2008 -- XL Capital Ltd (“XL” or the “Company”) (NYSE: XL) announced today that it currently plans to offer approximately $2.5 billion of securities in a combination of ordinary shares (the “Ordinary Shares”) and equity security units (the “Equity Security Units”) pursuant to the Company’s existing shelf registration statement (the “Offerings”). Each Equity Security Unit will consist of (i) a forward purchase contract requiring the holder to purchase, and XL to issue, a variable number of ordinary shares of XL and (ii) an ownership interest in a debt security of XL. The Company has not yet determined the exact breakdown between Ordinary Shares and Equity Security Units, but currently expects that the Ordinary Shares will constitute approximately $1.75 to $2.0 billion of the total.

     The Company intends to use the net proceeds from the Offerings to pay $1.775 billion in connection with an agreement it entered into today with Security Capital Assurance Ltd and certain of its subsidiaries (sometimes collectively referred to herein as “SCA”) and certain other parties thereto in connection with the termination of certain reinsurance and other agreements and for general corporate purposes including capital funding of certain of the Company’s subsidiaries.

     The joint book-running managers for the Offerings are Goldman, Sachs & Co. and UBS Investment Bank. Full details of the Offerings, including a description of the Ordinary Shares and the Equity Security Units and certain risk factors related to the Company and these securities, will be contained in a prospectus supplement that will be available through the underwriters.

      Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the Company’s effective shelf registration statement. A copy of the prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained from either (i) Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad St., New York, NY 10004 or by faxing (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com or (ii) UBS Prospectus Department, UBS Investment Bank, Attn: Prospectus Department, 299 Park Avenue, New York, NY 10171 or by calling (888) 827-7275.

      This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Ordinary Shares, Equity Security Units or any other securities, nor will there be any sale of the Ordinary Shares, Equity Security Units or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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This press release contains forward-looking statements. Statements that are not historical facts, including statements about XL’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes (a) the risk that the transactions described above are not completed for any reason; (b) greater risk of loss in connection with obligations guaranteed by certain of our insurance company operating affiliates due to recent deterioration in the credit markets stemming from the poor performance of sub-prime residential mortgage loans; (c) greater frequency or severity of claims and loss activity than XL’s underwriting, reserving or investment practices anticipate based on historical experience or industry data; (d) trends in rates for property and casualty insurance and reinsurance; (e) developments in the world’s financial and capital markets that adversely affect the performance of XL’s investments or access to such markets including, but not limited to, further market developments relating to sub-prime and residential mortgages; (f) changes in general economic conditions, including foreign currency exchange rates, inflation and other factors; (g) changes in the size of XL’s claims relating to natural catastrophe losses due to the preliminary nature of some reports and estimates of loss and damage to date and (h) the other factors set forth in XL’s most recent reports on Form 10-K, Form 10-Q, and other documents on file with the Securities and Exchange Commission, as well as management’s response to any of the aforementioned factors. XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.